                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [  ]

CHECK THE APPROPRIATE BOX:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant Rule 14a-12

                         ANDREA ELECTRONICS CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
                 ---------------------------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:
                 ---------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------

         (4)     Proposed maximum aggregate value of transaction:
                 ---------------------------------------------------------------

         (5)     Total fee paid:
                 ---------------------------------------------------------------


[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:
                  --------------------------------------------------------------

         (3)      Filing Party:
                  --------------------------------------------------------------

         (4)      Date Filed:
                  --------------------------------------------------------------

                         ANDREA ELECTRONICS CORPORATION
                              45 MELVILLE PARK ROAD
                            MELVILLE, NEW YORK 11747
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 24, 2002
                      ------------------------------------

         On Tuesday, September 24, 2002, Andrea Electronics Corporation will hold its annual meeting of shareholders at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. The meeting will begin at 9:00 a.m., local time. At the meeting, shareholders will consider and act on the following:

         1. The election of eight directors to hold office until the next annual meeting of shareholders;

         2. The approval of an amendment to the Andrea Electronics Corporation 1998 Stock Plan to increase the number of shares of the Company's common stock issuable thereunder to 5,275,000 shares from 4,375,000 shares;

         3. The ratification of the selection of Marcum & Kliegman LLP as the Company's independent accountants for the year ending December 31, 2002; and

         4.       Such other business as may properly come before the meeting.

         NOTE: As of the date of this notice, the Board of Directors is not aware of any other business to be presented for consideration at the meeting.

         The Board of Directors set August 23, 2002 as the record date for the meeting. This means that owners of Andrea Electronics Corporation as the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

         Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                            By Order of the Board of Directors

                                            /s/ Richard A. Maue

                                            Richard A. Maue
                                            Secretary
Melville, New York
September 4, 2002



IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                         ANDREA ELECTRONICS CORPORATION
                            -------------------------

                                 PROXY STATEMENT
                            -------------------------

                               GENERAL INFORMATION


                                 ANNUAL MEETING

         This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Andrea Electronics Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on September 24, 2002 and any adjournment or adjournments thereof ("Annual Meeting"). The matters to be considered at the Annual Meeting are set forth in the attached Notice of Meeting.

         The Company's executive offices are located at 45 Melville Park Road, Melville, New York 11747. On or about September 4, 2002, this Proxy Statement, the enclosed form of proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001, which contains audited financial statements, are to be mailed to shareholders of record as of the close of business on August 23, 2002. A copy of the Company's Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were shareholders as of the close of business on August 23, 2002 upon written request to Richard A. Maue, Secretary, Andrea Electronics Corporation, 45 Melville Park Road, Melville, New York 11747. The Company will furnish to any shareholder copies of any exhibits listed in the Form 10-K upon such shareholder's request and payment of a fee not exceeding the reasonable expenses of furnishing such copies.

                           SOLICITATION AND REVOCATION

         Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, properly executed and dated proxies will be voted "FOR" the election of the nominees listed below under the caption "Election Of Directors," "FOR" the amendment to the Andrea Electronics Corporation 1998 Stock Plan and "FOR" the selection of Marcum & Kliegman LLP to serve as the Company's independent accountants for the year ending December 31, 2002, and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the Annual Meeting and any adjournments thereof. In the unanticipated event that any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by delivering another properly executed and dated proxy bearing a later date. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.

                                  REQUIRED VOTE

         The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

         A plurality of the votes cast is required for the election of Directors. Abstentions and broker "non-votes" are not counted as votes cast for purposes of the election of Directors. The affirmative vote of a majority of the votes cast is required to approve the appointment of Marcum & Kliegman LLP with abstentions and broker "non-votes" not counted as votes cast for purposes of these proposals.

                         RECORD DATE; OUTSTANDING SHARES

         The Board of Directors has fixed the close of business on August 23, 2002 as the record date for the determination of shareholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on August 23, 2002, an aggregate of 19,086,098 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company's shareholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of August 23, 2002 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Common Stock, (ii) each Director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all Directors and executive officers of the Company as a group.


                                            Amount and
                                             Nature of
                                            Beneficial             Percent
Name of Beneficial Owner                   Ownership (1)           of Class
----------------------------             -----------------      --------------

Douglas J. Andrea                         1,088,588    (2)           5.5%
Christopher P. Sauvigne                     897,500    (3)           4.5%
Richard A. Maue                             250,750    (4)           1.3%
John R. Croteau                                  --    (5)           *
James M. Griffin                              5,000    (6)           *
Gary A. Jones                                62,000    (7)           *
Scott Koondel                                67,500    (8)           *
Jack Lahav                                       --    (9)           *
Louis Libin                                      --    (5)           *
Directors and Executive Officers as       2,366,338   (10)          12.4%
a group (9 persons)

         ------------------------------------
         *Less than 1%
(1) Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares next to each identified person or group are owned of record and beneficially by such person or each person within such group and such persons have sole voting and investment power with respect thereto.
(2) Includes (i) 256,088 shares owned directly by Douglas J. Andrea, Mr. Andrea's spouse and Mr. Andrea's daughter, and (ii) 832,500 shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days from the date hereof. Does not include 62,500 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(3)      Includes (i) 190,000 shares owned directly by Christopher P. Sauvigne
         (ii) 15,000 shares owned by Mr. Sauvigne's spouse, (iii) 5,000 shares owned by Mr. Sauvigne's minor children, and (iv) 687,500 shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days from the date hereof. Does not include 62,500 shares issuable upon the exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(4) Includes (i) 2,000 shares owned directly by Richard A. Maue and Mr. Maue's spouse and (ii) 248,750 shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days from the date hereof. Does not include 71,250 shares issuable upon the exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(5) Does not include 35,000 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(6) Includes 5,000 shares owned directly by James M. Griffin. Does not include 35,000 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(7) Includes (i) 2,000 shares owned directly by Gary A. Jones, and (ii) 60,000 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days from the date hereof. Does not include 10,000 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(8) Includes 67,500 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days from the date hereof. Does not include 87,500 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(9) Does not include 10,000 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(10) Includes the shares directly owned and the shares issuable upon the exercise of the options, which are currently exercisable and exercisable within 60 days from the date hereof, discussed in notes (2) through (9) above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and/or written representations that no other reports were required, during the fiscal year ended December 31, 2001, the Company's directors, officers and greater-than-ten percent holders met all applicable SEC filing requirements, except that the following reports by the following individuals were not filed on a timely basis due to administrative error: one report on Form 4 containing one transaction for each of Christopher P. Sauvigne and Douglas J. Andrea.

PROPOSAL ONE:

                              ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Board of Directors shall consist of not less than three and not more than ten Directors as determined by the Board. The Board has determined that the number of Directors to be elected at the annual meeting shall be eight. The persons listed below have been nominated by the Board for election as Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted "FOR" the election of these candidates. The election of Directors requires a plurality of those shares voted at the meeting with respect to the election of Directors. The nominees receiving the highest vote totals will be elected as the Directors of the Company. Accordingly, abstentions and broker "non-votes" will not affect the outcome of the election of Directors of the Company. In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

                           INFORMATION ABOUT NOMINEES

Information on Director nominees of the Company follows (ages are as of December 31, 2001):

         DOUGLAS J. ANDREA, age 39, has been the Chairman of the Board of Directors since November of 2001 and a Director of the Company since 1991. He was Co-Chairman and Co-Chief Executive Officer from November 1998 until August 2001. He served as Co-President of the Company from November 1992 to November 1998, as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993.

         CHRISTOPHER P. SAUVIGNE, age 41, has been President and Chief Executive Officer of the Company since August 2001 and a Director since June 2000. He was President and Chief Operating Officer of the Company from November 1998 until August 2001. From 1982 until joining the Company in November 1998, Mr. Sauvigne was employed by Arthur Andersen LLP, where he served in various capacities, the last of which was as Partner.

         JOHN R. CROTEAU, age 41, has been a Director of the Company since March 2002. Mr. Croteau, Director, Computer Products and Services at Analog Devices, Inc., is currently responsible for Analog Devices' DSP and System Product businesses in PCs and peripherals. Mr. Croteau, having 19 years of semiconductor and technology marketing and business management experience, built a franchise in PC Audio at Analog Devices, servicing substantially all PC OEMs, including Intel, Dell, Compaq, Hewlett Packard, IBM, Sony, Fujitsu, FSC and NEC, among others. Since joining Analog Devices in 1983, Mr. Croteau held a variety of strategic marketing and planning positions, specializing in bringing new technologies and products to market.

         JAMES M. GRIFFIN, age 55, has been a Director of the Company since February 2002. Mr. Griffin has been a private investor since 1994. Prior to that time, Mr. Griffin held financial management positions at Estee Lauder Inc., where he was Executive Vice President and Chief Operating Officer of Lauder Investments, Inc., and earlier, Vice President and Treasurer of Estee Lauder, Inc. Mr. Griffin also serves as a Director of Vail Banks, Inc., a bank holding company; at Overseas Military Sales Corp., a privately held company that sells U.S.-made automobiles to Armed Forces personnel located outside the United States; and as Chairman of the Board at Southern Holdings, Inc., one of the largest privately-held metal and plastic recyclers in the United States. Mr. Griffin is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

         GARY A. JONES, age 56, has been a Director of the Company since April 1996. He has served as President of Digital Technologies, Inc. since 1994 and was Chief Engineer at Allied Signal Ocean Systems from 1987 to 1994. From March 1998 to December 2000, Mr. Jones was the Managing Director of Andrea Digital Technologies, Inc, a wholly-owned subsidiary of Andrea Electronics Corporation.

         SCOTT KOONDEL, age 38, has been a Director of the Company since April 1995. He has been the Eastern Manager, Off-Network Television, Paramount Pictures, a subsidiary of Viacom International since June 1993, and was the National Sales Manager for WPIX-TV, a division of Tribune Broadcasting, from June 1990 to June 1993.

         JACK LAHAV, age 54, has been a Director of the Company since November 1998. He co-founded Lamar Signal Processing td., a subsidiary of the Company that was acquired in May 1998. Since August 1996, he has been the President of Advanced Technology Inc., a manufacturer of robotic routing equipment used in manufacturing printed circuit boards for advanced semiconductors, and from 1990 to 1996, was a Director of Vocaltec Communications Ltd., an Israeli Internet telephony software company. In 1980, he founded Remarkable Products, Inc., a direct mail company, and served as its President until the company was acquired in 1993.

         LOUIS LIBIN, age 43, has been a Director of the Company since February 2002. He is President of Broad Comm, Inc., a consulting group specializing in advanced television broadcast, interactive TV, Internet Protocol and wireless communications. Prior to his tenure at Broad Comm, Mr. Libin was Chief Technology Officer for NBC, and was responsible for all business and technical matters for satellite, wireless and communication issues for General Electric and NBC. Since 1989, Mr. Libin has represented the United States on satellite and transmission issues at the International Telecommunications Union (the ITU) in Geneva, Switzerland. Mr. Libin is a Senior Member of the Institute of Electrical and Electronic Engineers (IEEE), and is a member of the National Society of Professional Engineers.

            INFORMATION ABOUT EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

         RICHARD A. MAUE, age 32, has been the Company's Chief Financial Officer and Corporate Secretary since November 1999. Mr. Maue joined the Company in April 1997 and served as Vice President, Controller, Treasurer and Corporate Secretary until November 1999. From 1992 until joining the Company in April 1997, Mr. Maue was employed in the audit and business advisory division at Arthur Andersen LLP.

         The executive officers of the Company are elected annually and hold office until their successors have been elected and qualified or until they are removed or replaced.

                 DIRECTORS' FEES, BOARD MEETINGS AND COMMITTEES

         The Board is served by an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee is comprised of James M. Griffin, Scott Koondel and Jack Lahav. The Audit Committee meets with management and Company financial personnel, as well as with the Company's independent accountants, to consider the adequacy of the internal controls of the Company and the objectivity of the Company's financial reporting. The Audit Committee met four times during 2001. The Compensation Committee is comprised of Scott Koondel, James M. Griffin and Louis Libin. The Compensation Committee administers the Company's stock option plans and makes recommendations to the Board of Directors with respect to the compensation of management. The Compensation Committee met two times during 2001. The Nominating Committee consists of Scott Koondel, Louis Libin and John R. Croteau and selects annually the nominees for election as Directors. The Nominating Committee met once to select nominees for election as Directors at this Annual Meeting. The Company's Bylaws provided for shareholder nominations as Directors. See "Shareholders Proposals and Nominations." The Board of Directors held five meetings during 2001. In fiscal 2001, each of the Company's Directors attended at least 75% of such meetings. During 2001 and through September 23, 2002, independent Directors will each have been paid $1,000 for physical attendance at meetings of the Board. Effective September 24, 2002, independent Directors will receive an annual retainer of $5,000 in the form of Company common stock and will be paid $500 for attendance at Board Meetings and $250 for attendance at committee meetings.

                             EXECUTIVE COMPENSATION

         The following table sets forth information for the last three fiscal years relating to compensation earned by the Chief Executive Officer and the other most highly compensated executive officers who received salary and bonuses over $100,000 during the year ended December 31, 2001.


                                                                                              RESTRICTED
                                                                                                 STOCK         STOCK
NAME AND PRINCIPAL POSITION                            YEAR      SALARY($)   BONUS($)(1)     AWARDS($)(2)    OPTIONS(#)
------------------------------------------------------------------------------------------------------------------------

Christopher P. Sauvigne, President and Chief           2001      $243,723     $     --         $45,500       $     --
   Executive Officer and former Chief Operating        2000       211,718      150,000              --        125,000
   Officer                                             1999       208,409      150,000              --        125,000

Douglas J. Andrea, Chairman of the Board and           2001       241,724           --          45,500             --
former Co-Chairman and Co-Chief Executive              2000       206,350      150,000              --        125,000
   Officer(3)                                          1999       208,505      150,000              --        150,000

Richard A. Maue, Executive Vice President,             2001       154,134           --              --         15,000
   Chief Financial Officer and Corporate               2000       145,528       25,000              --         70,000
   Secretary                                           1999        93,815       27,115              --         25,000

John N. Andrea, former Co-Chairman and Co-             2001       267,030      100,000          45,500        200,000
Chief Executive Officer(3)                             2000       207,410      150,000              --        125,000
                                                       1999       208,505      150,000              --        150,000
---------------------------------------
(1)    Total bonuses received by each of Christopher P. Sauvigne, Douglas J. Andrea, Richard A. Maue and John N.
       Andrea represented bonuses paid pursuant to their respective employment agreements.  See "Employment Agreements and Change in Control Arrangements."  Bonus payments for 1999 and 2000 have been restated to reflect amounts earned for each respective period.
(2)    For 2001, includes 25,000 shares of restricted stock granted to each of Christopher P. Sauvigne, Douglas J.
       Andrea and John N. Andrea which vested on March 19, 2002.  Based on the closing price of $0.85 on December 31, 2001, the market values of the unvested shares of restricted stock held by each of Christopher P. Sauvigne, Douglas J. Andrea and John N. Andrea was $21,250.  See "Employment Agreements and Change in Control Arrangements."
(3)    Effective August 2001, Douglas J. Andrea and John N. Andrea relinquished their duties as Co-Chairman and Co-Chief
       Executive Officers of the Company, Christopher P. Sauvigne was named President and Chief Executive Officer and
       Douglas J. Andrea became sole Chairman of the Board of Andrea Electronics Corporation.  Effective November 2001,
       John N. Andrea resigned as a Director and officer of the Company.  See "Employment Agreements and Change in
       Control Arrangements."

         The following table summarizes, for each of the named executive officers, the number of shares covered by options granted during 2001, the percent of total options granted to employees of the Company in 2000, the exercise price of such options, the expiration date, and the potential realizable value of such options assuming appreciation rates of 5% and 10% per year through the expiration date of such options. No other executive officers were granted options during 2001.



                                                OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                            Potential Realizable
                                                                                                              Value at Assumed
                                                                                                            Anual Rates of Stock
                                                                                                           Price Appreciation for
                                                       Individual Grants                                        Option Term
                                  ----------------------------------------------------------------------- -------------------------
                                                                Percentage
                                                Number of        of Total
                                                Securities       Options
                                                Underlying     Granted to      Excercise
                                  Date of        Options       Employees in      Price       Expiration
              Name                 Grant        Granted(#)     Fiscal Year    ($/share)         Date         5% (1)      10% (1)
-----------------------------------------------------------------------------------------------------------------------------------

John N. Andrea(2)                 11/15/01       200,000         32.2%          $0.70        11/15/11       $88,045    $223,124

Richard A. Maue(3)                3/19/01         15,000          2.4%          $1.78        3/19/11        $16,791     $42,553
-----------------------------------
(1)    The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of the Company's common stock. Options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the
       Company's common stock as of the expiration date of the options for John N. Andrea would be approximately $1.14 per share and $1.82 per share, respectively, and for Richard A. Maue would be approximately $2.90 per share and $4.62 per share, respectively.
(2)    Of the shares covered by this option grant, 50% can be purchased after January 1, 2002; and the remaining 50% can be purchased after January 1, 2003.
(3)    Of the shares covered by this option grant, none can be purchased during the first year following the grant; 25% can be purchased after the first anniversary of the grant; an additional 25% can be purchased after the second anniversary of the grant; and the remaining 50% can be purchased after the third anniversary of the grant.

       The following table summarizes, for each of the named executive officers, the number of shares acquired and value realized upon exercise of options during fiscal 2001 and the aggregate dollar value of in-the-money, unexercised options at December 31, 2001. None of the named executive officers exercised or held any SARs during the year.


                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR END OPTION VALUES



                                                                            NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                                UNDERLYING              IN-THE-MONEY
                                                                            UNEXERCISED OPTIONS      OPTIONS AT FISCAL
                                             SHARES                         AT FISCAL YEAR END--          YEAR END--
                                             ACQUIRED                          EXERCISABLE/              EXERCISABLE/
                 NAME                      ON EXECISE   VALUE REALIZED       UNEXERCISABLE          UNEXERCISABLE (1)
--------------------------------------------------------------------------------------------------------------------------

Christopher P. Sauvigne                         --       $  --            343,750 / 156,250(2)      $  --   / $ --

Douglas J. Andrea                           15,000       $12,975          626,250 / 168,750(2)      $21,000 / $ --

Richard A. Maue                                 --       $  --            127,500 / 80,000(2)       $  --   / $ --

John N. Andrea                                  --       $  --            506,250 / 368,750(3)      $  --   / $30,000
------------------------------
(1)    Values were based on a closing trade price for Andrea's Common Stock on December 31, 2001 of $0.85 per share.

(2) Of the shares covered by each option granted, none can be purchased during the first year following the grant; 25% can be purchased after the first anniversary of the grant; an additional 25% can be purchased after the second anniversary of the grant; and the remaining 50% can be purchased after the third anniversary of the grant.
(3) For 675,000 shares covered by these options granted, none can be purchased during the first year following the grant; 25% can be purchased after the first anniversary of the grant; an additional 25% can be purchased after the second anniversary of the grant; and the remaining 50% can be purchased after the third anniversary of the grant. For 200,000 shares covered by these options granted, 50% can be purchased after January 1, 2002, and the remaining 50% can be purchased on or after January 1, 2003.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         The Company entered into three-year employment agreements that commenced on March 26, 2000 with John N. Andrea and Douglas J. Andrea, each as Co-Chairman and Co-Chief Executive Officers of the Company. Under these agreements, the total annual cash compensation for each of John N. Andrea and Douglas J. Andrea was $350,000. Each agreement also provided for potential long-term incentive compensation in the form of cash or equity-based awards. During the first quarter of 2001, both Douglas J. Andrea and John N. Andrea agreed to a $50,000 reduction in cash compensation in exchange for 25,000 shares of restricted stock of the Company. Effective August 2001, Mr. John N. Andrea and Mr. Douglas J. Andrea relinquished their duties as Co-Chairman and Co-Chief Executive Officers of the Company, and Mr. Douglas J. Andrea became sole Chairman of the Board of Andrea Electronics Corporation. During the third quarter of 2001, and in connection with his new position at the Company, Mr. Douglas J. Andrea agreed to modify his existing employment agreement, reducing his annualized cash compensation from $300,000 to $100,000 for the remainder of 2001. In addition, during the first quarter of 2002, Mr. Douglas J. Andrea agreed to receive an annual base salary of $175,000 for the duration of his employment agreement, plus the potential ability to receive a $125,000 cash bonus based on the achievement of specific financial performance goals. Certain other rights and provisions within Mr. Douglas J. Andrea's existing employment agreement have either been waived or are pending final negotiation. No assurance can be made that such negotiation will be successful. Mr. John N. Andrea entered into a separate agreement with the Company that replaced his previous employment agreement with the Company. Mr. John N. Andrea is no longer an executive officer or Director of the Company.

         The Company entered into an employment agreement with Christopher P. Sauvigne, as President and Chief Operating Officer of the Company, which commenced on November 20, 1998 and expires on December 31, 2002. Under this agreement, the total annual cash compensation for Mr. Sauvigne is $350,000. This agreement also provides for long-term incentive compensation in the form of cash or equity-based awards. During the first quarter of 2001, Mr. Sauvigne agreed to a $50,000 reduction in total cash compensation in exchange for 25,000 shares of restricted stock of the Company. Effective August 2001, Mr. Sauvigne became President and Chief Executive Officer of the Company. During the third quarter of 2001, and in connection with his new position at th Company, Mr. Sauvigne agreed to reduce his total annualized cash compensation to $100,000 for the remainder of 2001. In addition, during the first quarter of 2002, Mr. Sauvigne agreed to receive an annual base salary of $175,000 for the duration of his current employment agreement, plus the potential ability to receive a $125,000 cash bonus based on the achievement of specific financial performance goals. Certain other rights and provisions within Mr. Sauvigne's existing employment agreement have either been waived or are pending final negotiation. No assurance can be made that such negotiation will be successful.

         Under each of the aforementioned agreements (with the exception of the agreement between Mr. John N. Andrea and the Company), on the occurrence of a Change in Control (as defined), the Company shall pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be a sum equal to the greater of
(a) the payments due for the remaining term of the agreement or (b) the product of three multiplied by (ii) the Executive's average annual total compensation for the three preceding taxable years. In addition, under each of the aforementioned employment agreements, on the occurrence of a Change in Control, all restrictions on any restricted stock then held by Executive will lapse immediately, incentive stock options an stock appreciation rights then held will become immediately exercisable, and the Executive will be entitled to receive benefits due him under or contributed by the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company on his behalf to the extent such benefits are not otherwise paid to him under a separate provision of the agreement. If, during the term of the agreement, the Company terminates Executive's employment other than for Cause (as defined), or Executive resigns for Good Reason (as defined), the Company shall pay to him the product of (a) a sum equal to (i) the amount of the remaining salary payments that he would have earned if he continued his employment with the Company during the remaining unexpired term of his employment agreement at his base salary at the date of termination, (ii) the highest amount of bonus and any other compensation paid to the Executive, in any year, during the term of his employment agreement times the remaining number of years of the agreement and any fraction thereof and
(iii) an amount equal to the highest amount of annual contributions that were made on the Executive's behalf, in any year, to any employee benefit plans of the Company during the term of the agreement, multiplied by (b) the remaining number of years of the agreement and any fraction thereof.

         The Company entered into a two-year employment agreement that commenced on March 26, 2000 with Richard A. Maue, as Senior Vice President and Chief Financial Officer of the Company. The agreement provided an annual base salary of not less than $150,000 per annum, plus additional short- term incentive compensation in the form of annual cash bonuses, based on the achievement of performance goals and which was not to be less than $25,000 per annum, and long-term incentive compensation in the form of cash or equity-based awards. Effective August 2001, Mr. Maue became an Executive Vice President of the Company. In addition, during the first quarter of 2002, Mr. Maue agreed to waive his 2001 minimum bonus payment in exchange for 37,500 stock options. Mr. Maue and the Company are currently negotiating a new employment agreement for his position as Executive Vice President and Chief Financial Officer of the Company. No assurance can be made that such negotiation will be successful.

                          COMPENSATION COMMITTEE REPORT

         For the year ended December 31, 2001, the Compensation Committee of the Board of Directors for the Company was composed of independent directors. Currently, the Compensation Committee is comprised of James M. Griffin, Louis Libin and Scott Koondel. The Compensation Committee is responsible for establishing and monitoring compensation policies of the Company, evaluating the performance of executives and establishing salary rates and increases.

         It is the policy of the Company to evaluate the performance of senior management annually using subjective criteria established by the Compensation Committee. Compensation increases are determined by the Committee based on annual evaluations. In addition, the Committee supplements its criteria with consultative studies of best compensation practices within the industry in which the Company is engaged.

         The Compensation Committee considerations include management skills, long-term performance, shareholder returns, operating results, new product and technological developments and introductions, asset-liability management, and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Company. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives for performance related to a financial interest in the success of the Company and the enhancement of long-term shareholders' value.

         In addition to salaries, the Company's compensation plan includes the awarding of stock options based on performance, length of service and salary grades. The awards of stock options should provide increased motivation to work for the success of the Company, thereby increasing the potential for personal financial success. Options granted to executives and employees are at a price equal to the closing price of the Company's stock on the date of grant. All stock option awards are approved by the Compensation Committee and any stock options awarded to Directors must be approved by the Board of Directors.

         The Compensation Committee annually reviews and approves the compensation of Christopher P. Sauvigne, the Chief Executive Officer of the Company. The Committee believes that the Chief Executive Officer is paid a reasonable salary, and the options granted to him are consistent with corporate financial incentives provided to the other executive officers of the Company. To the extent his performance translates into an increase in the value of the Company's stock, all shareholders share the benefits. The Committee believes that the Company continues to enhance its position as a global provider of communications products for the emerging natural language human/machine interface markets.

                             COMPENSATION COMMITTEE

                            Scott Koondel (Chairman)
                                James M. Griffin
                                   Louis Libin

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total shareholder return for the five years ended December 31, 2001 based upon the market price of the Company's Common Stock with the cumulative total return on the AMEX Market Value Index and a defined peer group based on companies in the SIC industry code index entitled "Radio and Television Communication Equipment." The graph assumes a $100 investment on December 31, 1996 and the reinvestment of all dividends.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                ANDREA ELECTRONICS CORPORATION, AMEX MARKET INDEX
                           AND SIC CODE INDUSTRY INDEX

[GRAPHIC OMITTED]



-------------------------------------------------------------------------------------------------------------------------
                                                                             SUMMARY

                                                 12/31/96   12/31/97   12/31/98   12/31/99   12/29/00    12/31/01
                                                 --------   --------   --------   --------   --------    --------
ANDREA ELECTRONICS CORPORATION                   $100.00     $326.14    $178.41    $139.77    $ 38.18     $ 15.45
AMEX MARKET INDEX                                $100.00     $120.33    $118.69    $147.98    $146.16     $139.43
SIC CODE INDUSTRY INDEX                          $100.00     $ 97.63    $105.56    $400.35    $207.91     $145.04

NOTES:
     A.  THE LINES REPRESENT MONTHLY INDEX LEVELS DERIVED FROM COMPOUNDED DAILY RETURNS THAT INCLUDE ALL DIVIDENDS.
     B.  THE INDEXES ARE REWEIGHTED DAILY, USING THE MARKET CAPITALIZATION ON THE PREVIOUS TRADING DAY.
     C.  IF THE MONTHLY INTERVAL, BASED ON THE FISCAL YEAR-END IS NOT A TRADING DAY, THE PRECEDING TRADING DAY IS USED.
     D.  THE INDEX LEVEL FOR ALL SERIES WAS SET TO $100.00 ON DECEMBER 31, 1996.
-------------------------------------------------------------------------------------------------------------------------

PROPOSAL TWO:

                    APPROVAL AND AUTHORIZATION OF AN INCREASE
                     IN THE NUMBER OF SHARES SUBJECT TO THE
                 ANDREA ELECTRONICS CORPORATION 1998 STOCK PLAN

         The Board of Directors of the Company believes that in order to attract and retain employees and consultants of the highest caliber, provide increased incentive for directors, officers and key employees and to continue to promote the well-being of the Company, it is in the best interests of the Company and its shareholders to provide directors, officers, key employees and consultants of the Company and its subsidiaries, through the grant of stock or stock-related incentive awards, the opportunity to participate in the value and/or appreciation in value of the Company's common stock. As of August 23, 2002, awards covering an aggregate of 4,138,625 shares of the Company's common stock remain outstanding under the 1998 Stock Plan with 205,750 shares remaining for additional awards thereunder, and unexercised awards covering an aggregate of 1,388,000 shares remain outstanding under the Company's 1991 Performance Equity Plan. No further awards may be granted under the 1991 Performance Equity Plan. The Board of Directors has therefore approved an amendment to the 1998 Plan to increase the number of shares of common stock available for grant under the 1998 Plan to 5,275,000 shares from 4,375,000 shares. No awards or decisions to make awards have been granted or made pursuant to the 1998 Plan to purchase any of the shares proposed to be added to the 1998 Plan by this amendment. At the Annual Meeting, shareholders will be asked to approve and authorize this amendment. The affirmative vote of a majority of the votes cast by the shareholders is required for approval of the amendment, with abstentions and broker "non-votes" not counted as votes cast.

         The following discussion summarizes certain material provisions of the 1998 Plan and is qualified in its entirety by reference to the text of the 1998 Plan, which is attached as Appendix A to this Proxy Statement.

SUMMARY OF THE 1998 PLAN

         ADMINISTRATION. The 1998 Plan is administered, at the discretion of the Board of Directors of the Company, by its Compensation Committee (in such capacity, the "Administrator"). The Administrator has full authority, subject to the provisions of the 1998 Plan, to award (i) Stock Options, and/or (ii) Stock Purchase Rights (collectively "Awards"). Subject to the provisions of the 1998 Plan, the Administrator determines, among other things, the persons to whom from time to time Awards may be granted ("Holders" or "Participants"), the specific type of Awards to be granted, the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. However, under the current policies of the Company, all awards granted to Directors must be approved by the Board of Directors. The interpretation and construction by the Administrator of any provisions of, and the determination by the Administrator of any questions arising under, the 1998 Plan or any rule or regulation established by the Administrator pursuant to the 1998 Plan are final, conclusive and binding on all persons interested in the 1998 Plan. Awards under the 1998 Plan are evidenced by agreements ("Agreements").

         In the event of a merger or sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation, unless full and immediate vesting is otherwise provided in the Agreement covering that award or in the employment agreement of the Holder. In the event that a successor corporation refuses to assume or substitute for Awards, Holders shall fully vest in and have the right to exercise such Awards as to all shares of Common Stock issuable thereunder, including shares which would not otherwise be vested or exercisable.

         In order to prevent the dilution or enlargement of the rights of Holders under the 1998 Plan, the number of shares of Common Stock covered by each outstanding Stock Option and Stock Purchase Right, and the number of shares of Common Stock authorized by the 1998 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The shares of Common Stock acquirable pursuant to the Awards are made available from authorized and unissued shares of Common Stock. If any unexercised Award granted under the 1998 Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award are again available for distribution under the 1998 Plan.

         Unless determined otherwise by the Administrator, Awards granted under the 1998 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised only by the Holder during his or her lifetime.

         ELIGIBILITY. Subject to the provisions of the 1998 Plan, Awards may be granted to employees, officers, directors and consultants who are deemed to be engaged by the Company to render services and who are compensated for such services. Incentive Options may be awarded only to persons who, at the time of such awards, are employees of the Company.

TYPES OF AWARDS

         OPTIONS. The 1998 Plan provides both for "incentive" stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for options not qualifying as Incentive Options ("Non-Statutory Stock Options"), both of which may be granted with any other stock based award under the 1998 Plan. The Administrator will determine the exercise price per share of Common Stock purchasable under each Incentive Option or Non-Statutory Stock Option (collectively, "Options"). The exercise price of an Incentive Option may not be less than 100% of the fair market value on the last trading day before the date of grant (or, in the case of an Incentive Option granted to a person possessing more that 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). The exercise price of a Non-Statutory Stock Option which is intended to be performance-based compensation under Section 162(m) of the Code may not be less that 100% of the fair market value on the date of the grant. An Incentive Option may only be exercised within 10 years of the date of the grant (or within five years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company) or such other lesser period as the Administrator may specify at the time of the grant. Subject to any limitations or conditions the Administrator may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written or electronic notice of exercise from the person entitled to exercise the Option. Such notice must be accompanied by payment in full of the purchase price, such payment consisting of any consideration and/or method of payment authorized by the Administrator and permitted by the Agreement.

         Generally, if the Holder ceases to be an employee, officer, director or consultant of the Company other than as a result of death or disability, then the portion of any Option that has vested by the date of such termination may be exercised for such period as is specified in the Agreement or, if not specified, within three months after termination. In the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise the portion of his or her Option that had vested by the date of termination for a period of twelve months (or such other shorter period as the Administrator may specify at the time of grant) from the date of such termination. Similarly, should a Holder die while in the employment of the Company or a Subsidiary, his or her legal representative or beneficiary under his or her will may exercise the portion of the decedent Holder's Option that had vested by the time of death for a period of twelve months from such death (or such other shorter period as the Administrator may specify at the time of grant).

         STOCK PURCHASE RIGHTS. The Administrator may grant Stock Purchase Rights in conjunction with any Option granted under the 1998 Plan. The Administrator shall determine, in its sole discretion, the terms, provisions and conditions of each Agreement under which Stock Purchase Rights may be granted. Unless otherwise provided in the Agreement, the Company will have a repurchase option, at a price equal to the original price paid by the purchaser, which is exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company, including death or disability.

         WITHHOLDING TAXES. Upon the exercise of any Award granted under the 1998 Plan, the Administrator may allow, subject to the provisions of the 1998 Plan, Holders to satisfy Federal, state and local withholding tax obligations by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of an Option or Stock Purchase Right that number of shares which have a fair market value (determined on the last trading day before the date the amount of tax to be withheld is determined) equal to the amount of the withholding tax due under applicable Federal, state and local laws.

         TERMS AND AMENDMENTS. Unless terminated by the Board, the 1998 Plan shall continue in effect for a term of 10 years. The Board may at any time, and from time to time, amend, alter, suspend or terminate the 1998 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of participation in the 1998 Plan is only a summary of the general rules applicable to the grant and exercise of Options and Stock Purchase Rights and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 1998 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         INCENTIVE OPTIONS. The Participant will recognize no taxable income upon the grant or exercise of an Incentive Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of tax preference for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant. The Participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the Participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

         If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares in the same taxable year as the exercise of the option, there will be no item of tax preference for alternative minimum tax purposes.

         NON-STATUTORY STOCK OPTIONS AND STOCK PURCHASE RIGHTS. With respect to Non-Statutory Stock Options and Stock Purchase Rights (i) upon grant, the Participant will recognize no income; (ii) upon exercise (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares. If the shares acquired upon exercise of a Non-Statutory Stock Option or Stock Purchase Right are subject to a substantial risk of forfeiture, the Participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information about Company common stock that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans as of December 31, 2001, including the 1998 Stock Plan and the 1991 Performance Equity Plan. The Company's stockholders have approved both of these plans.


                                                                                        NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES                                    FUTURE ISSUANCE UNDER
                                TO BE ISSUED UPON            WEIGHTED-AVERAGE           EQUITY COMPENSATION PLANS
                                EXERCISE OF                  EXERCISE PRICE OF          (EXCLUDING SECURITIES
                                OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,       REFLECTED IN THE FIRST
PLAN CATEGORY                   WARRANTS AND RIGHTS          WARRANTS AND RIGHTS        COLUMN)
-----------------------------   --------------------------   ------------------------   -------------------------------

Equity compensation
plans approved by
security holders.............           4,213,125                     $6.36                        1,519,250

Equity compensation
plans not approved by
security holders.............               --                          --                             --
                                           ---                         ---                            ---
Total........................           4,213,125                     $6.36                        1,519,250

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THIS PROPOSAL.

PROPOSAL THREE:

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

GENERAL

         The Board of Directors has appointed Marcum & Kliegman LLP to be the Company's independent auditors for the fiscal year ending December 31, 2002, subject to the ratification by stockholders. A representative of Marcum & Kliegman LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

         If the ratification of the appointment of independent auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, the Board of Directors would consider other independent public accountants. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

         Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended December 31, 2001. A representative of Arthur Andersen LLP is not expected to be present at the annual meeting.

CHANGE IN INDEPENDENT AUDITORS

         On July 1, 2002, the Company's Board of Directors, at the recommendation of its Audit Committee, determined not to engage Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2002, however, no action was taken on this date to formally dismiss Arthur Andersen LLP as the Company's independent accountants. On July 29, 2002, the Company's Board of Directors, at the recommendation of its Audit Committee, determined to engage PricewaterhouseCoopers LLP as the Company's independent accountants, however no action was taken on this date to formally engage PricewaterhouseCoopers LLP as the Company's independent accountants. On August 6, 2002, the Securities and Exchange Commission informed the Company that Arthur Andersen LLP had notified the Securities and Exchange Commission that it was unable to perform future audit services for the Company and, as a result, its relationship with the Company was effectively terminated. Arthur Andersen LLP did not notify the Company of this directly, however, the Securities and Exchange Commission stated in its letter that Arthur Andersen LLP's notification was consistent with widely disseminated press reports of the wind-down of Arthur Andersen's business. As a result, on August 6, 2002, Arthur Andersen LLP was dismissed as the Company's independent accountant.

         The report of Arthur Andersen LLP on the financial statements of the Company for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During each of the years ended December 31, 2001 and 2000 and the subsequent interim period preceding August 6, 2002, the Company was not in disagreement with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report.

         On August 6, 2002, the Company's Board of Directors, at the recommendation of its Audit Committee, engaged PricewaterhouseCoopers LLP as the Company's independent accountants. During the years ended December 31, 2001 and 2000 and through the date of the Board's decision, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         On August 14, 2002, the Company's Board of Directors, at the recommendation of its Audit Committee, dismissed PricewaterhouseCoopers LLP as the Company's independent accountants. During the term of its engagement, PricewaterhouseCoopers LLP did not audit or review any financial statements of the Company as of any date or for any period, nor issue any reports relating thereto. However, PricewaterhouseCoopers LLP did commence, but did not complete a review of the Company's interim financial statements for the quarter ended June 30, 2002.

         During the term of its engagement, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in any report on any audited financial statements of the Company.

         During the term of PricewaterhouseCoopers LLP's engagement, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except that prior to its dismissal, PricewaterhouseCoopers LLP raised questions regarding the Company's ability to recover its deferred tax assets. PricewaterhouseCoopers LLP was dismissed prior to the matter being resolved. Members of the Board of Directors, one of which is a member of the Audit Committee, discussed this matter with PricewaterhouseCoopers LLP. The Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of the Company's successor accountant concerning this matter.

         On August 15, 2002, the Company's Board of Directors, at the recommendation of its Audit Committee, engaged Marcum & Kliegman LLP as the Company's independent accountants. During the years ended December 31, 2001 and 2000 and through the date of the Board's decision, the Company did not consult Marcum & Kliegman LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT FEES

         The following table sets forth the fees billed to the Company for the fiscal year ending December 31, 2001 by Arthur Anderson LLP:


Audit Fees................................................        $94,000
Financial information and systems.........................        $     0
All other fees*...........................................        $23,651

--------------------------------
* Includes fees for assistance with securities filings and other services.

         The Audit Committee has considered whether the non-audit fees paid to Arthur Andersen LLP were compatible with maintaining Arthur Andersen LLP's independence.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit.

         The Audit Committee is comprised of three Directors, each of whom is independent under the American Stock Exchange's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to the Company's 2000 proxy statement as Appendix B. The Audit Committee reviewed and discussed the annual audited financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing

Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

         The Audit Committee's responsibility is to monitor and review the Company's financial reporting process, including its system of internal controls and the preparation of consolidated financial statements. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

                                 AUDIT COMMITTEE

                           James M. Griffin (Chairman)
                                  Scott Koondel
                                   Jack Lahav

                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of Directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

         Proposals of shareholders intended to be presented at the annual meeting for the fiscal year 2002 must be received at the Company's offices by May 7, 2003 and must otherwise comply with the requirements of Rule 14a-8 for inclusion in the proxy materials relating to that meeting.

         The Company's Bylaws provide that in order for a shareholder to make nominations for the election of Directors or proposals for business to be brought before the annual meeting, a shareholder must give written notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the Annual Meeting. A copy of the Bylaws may be obtained from the Company.

                                 OTHER BUSINESS

         Action may be taken on the business to be transacted at the Annual Meeting on the date provided in the Notice of the Annual Meeting or any date or dates to which an original or later adjournment of such meeting may be adjourned. As of the date of this Proxy Statement, the management does not know of any other matters to be presented at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, whether on the original date provided in the Notice of Annual Meeting or any dates to which any original or later adjournment of such meeting may be adjourned, it is intended that the holders of the proxy will vote in accordance with their best judgment. Unless otherwise required, any such matter properly coming before the Annual Meeting will be decided by a majority of the votes cast with respect to such matter, with abstentions and broker "non-votes" not considered as votes cast and, accordingly, having no effect on the vote with respect to such matter.

         If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

         Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.


                                      By Order of the Board of Directors

                                      /s/ Richard A. Maue

                                      Richard A. Maue
                                      Secretary

Melville, New York
September 4, 2002

                                   Appendix A

                         ANDREA ELECTRONICS CORPORATION
                                 1998 STOCK PLAN

1. PURPOSES OF THE PLAN. The purposes of this Stock Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.       DEFINITIONS. As used herein, the following definitions shall apply:

         a. "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

         b. "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

         c.  "Board" means the Board of Directors of the Company.

         d.  "Code" means the Internal Revenue Code of 1986, as amended.

         e. "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

         f.  "Common Stock" means the Common Stock of the Company.

         g. "Company" means Andrea Electronics Corporation, a New York corporation.

         h. "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

         i.  "Director" means a member of the Board.

         j. "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

         k. "Employee" means any person, including Section 16(b) Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         l. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         m. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, based on such source as the Administrator deems reliable;

                  (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

         n. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         o. "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         p. "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

         q. "Section 16(b) Officer" means a person who is an officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder.

         r.  "Option" means a stock option granted pursuant to the Plan.

         s. "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         t. "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

         u. "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

         v. "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

         w. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         x.  "Plan" means this 1998 Stock Plan.

         y. "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

         z. "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

         aa. "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         bb. "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

         cc. "Service Provider" means an Employee, Director or Consultant.

         dd. "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

         ee. "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

         ff.      "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 5,275,000 Shares, plus any adjustments as provided for herein. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.       ADMINISTRATION OF THE PLAN.

         a.       PROCEDURE.

                  (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                  (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of
                           Section 162(m) of the Code.

                  (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by the Board or a Committee of two or more "non-employee directors" within the meaning of Rule 16b-3.

                  (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or
                           (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

         b. POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (i)      to determine the Fair Market Value;

                  (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

                  (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                  (iv)     to approve forms of agreement for use under the Plan;

                  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vi)     to institute an Option Exchange Program;

                  (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                  (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                  (ix) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                  (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                  (xi) to authorize any person to execute on behalf of the Company any Instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                  (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

         c. EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.       LIMITATIONS.

         a. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         b. Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

         c.       The following limitations shall apply to grants of Options:

                  (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

                  (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

                  (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section
                           13), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.       OPTION EXERCISE PRICE AND CONSIDERATION.

         a. EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                  (i)      In the case of an Incentive Stock Option:

                           (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

                           (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of Fair Market Value on the date of grant pursuant to a merger or other corporate transaction.

         b. WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

         c. FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                  (i)      cash;

                  (ii)     check;

                  (iii)    promissory note;

                  (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                  (v) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

                  (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                  (vii)    any combination of the foregoing methods of payment;
                           or

                  (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.      EXERCISE OF OPTIONS.

         a. PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed exercised when the Company receives:
                  (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

                  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

                  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         b. TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

                  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         c. DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not entitled to exercise his or her entire
                  Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         d. DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of

                  Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         e. BUYOUT PROVISIONS. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.      STOCK PURCHASE RIGHTS.

         a. RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

         b. REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

         c. OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

         d. RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged,

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



assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR
ASSET SALE.

         a. CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         b. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

         c. MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.      AMENDMENT AND TERMINATION OF THE PLAN.

         a. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

         b. SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

         c. EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.      CONDITIONS UPON ISSUANCE OF SHARES.

         a. LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         b. INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                         ANDREA ELECTRONICS CORPORATION

             Solicited By The Board Of Directors for Annual Meeting To Be Held on September 24, 2002.

                                      PROXY

The undersigned Shareholder(s) of ANDREA ELECTRONICS CORPORATION, a New York corporation ("Company"), hereby appoints Douglas J. Andrea and Christopher P. Sauvigne, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on September 24, 2002 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted "FOR" all of the following proposals.

1. To elect the following Directors: Douglas J. Andrea; Christopher P. Sauvigne; John R. Croteau; James M. Griffin; Gary A. Jones; Scott Koondel; Jack Lahav; and Louis Libin.

                  FOR ( )                WITHHELD ( )

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided)

2. To approve and authorize an amendment to the Andrea Electronics Corporation 1998 Stock Plan, to increase the number of shares of common stock issuable thereunder to 5,275,000 shares from 4,375,000 shares.

                  FOR ( )                AGAINST ( )             ABSTAIN ( )

3. To ratify the selection of Marcum & Kliegman LLP as the Company's independent accountants for the year ending December 31, 2002.

                  FOR ( )                AGAINST ( )             ABSTAIN ( )



( ) I plan on attending the Annual Meeting.

Date _____________, 2002

Signature

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.